UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-55415 (Commission File Number)	99-0376434 (I.R.S. Employer Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2017, Enumeral Biomedical Holdings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain separation letter agreement (the “Separation Agreement”), dated as of August 4, 2016, by and between the Company and Arthur H. Tinkelenberg, Ph.D., the Company’s former President and Chief Executive Officer. Pursuant to the terms of the Separation Agreement, the Company had agreed, among other things, to make certain payments to Dr. Tinkelenberg in connection with his separation of employment with the Company.

Pursuant to the terms of the Amendment, Dr. Tinkelenberg agreed to forego the remaining amounts of the severance payments due to him under the Separation Agreement, effective as of June 1, 2017. In addition, the Company agreed that all remaining unvested options to purchase shares of the Company’s common stock held by Dr. Tinkelenberg fully vest and become exercisable as of June 1, 2017. The Company also waived the non-competition restrictions on Dr. Tinkelenberg under the Separation Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

On June 9, 2017, the Company implemented a restructuring plan that eliminates a significant portion of the Company’s existing headcount, including its research and development function.

The Company has previously announced that it has sufficient liquidity to fund operations into June 2017. The Company’s board of directors is continuing to explore various cost reduction strategies, in addition to the research and development headcount reductions, to potentially extend the Company’s cash runway beyond June 2017. The Company has previously reported that it is exploring a range of potential transactions, which may include public or private equity offerings, debt financings, collaborations and licensing arrangements, and/or other strategic alternatives, including a merger, sale of assets or other similar transactions. If the Company is unable to effect a strategic transaction or raise additional capital on a timely basis in the near term, the Company will be required to further downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Letter Agreement, dated as of June 9, 2017, between Arthur H. Tinkelenberg, Ph.D. and Enumeral Biomedical Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: June 14, 2017	By:	/s/ Kevin G. Sarney
		Name:	Kevin G. Sarney
		Title:	Vice President of Finance, Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Amendment No. 1 to Letter Agreement, dated as of June 9, 2017, between Arthur H. Tinkelenberg, Ph.D. and Enumeral Biomedical Holdings, Inc.